                                            RALI Series 2007-QS5 Trust
                                                  Issuing Entity

                                         Residential Accredit Loans, Inc.
                                                     Depositor

                                         Residential Funding Company, LLC
                                            Master Servicer and Sponsor

                         Mortgage Asset-Backed Pass-Through Certificates, Series 2007- QS5

                                  $5,263,000     6.00%     Class A-3 Certificates

                                     _________________________________________

                                        Supplement dated November 29, 2007
                                                        to
                                    Prospectus Supplement dated March 28, 2007
                                                        to
                                          Prospectus dated April 9, 2007
                                    ___________________________________________

         Capitalized  terms used in this supplement are defined in the prospectus  supplement dated March 28, 2007, to which this supplement is attached.

                                                    Citigroup
                                                    Underwriter

         The prospectus supplement is hereby revised as follows:

         1.       The  information  under the section  entitled  "Summary" in the  prospectus  supplement is hereby supplemented with the following:

              Reference date................................    November  1,  2007.  The   characteristics  of  the
                                                                mortgage loans  described in this  supplement  take
                                                                into account  payments of principal  due during the
                                                                month of the reference date.

         2.       The  information  under the  section  entitled  "Risk  Factors—Risk  of  Loss—The  return on your certificates  may be  particularly  sensitive  to  changes  in real  estate  markets in  specific  regions"  in the prospectus supplement is hereby deleted and replaced with the following:

The return on your certificates may   One  risk  of  investing  in  mortgage-backed  securities  is  created  by  any
be particularly sensitive to          concentration  of the related  properties  in one or more  geographic  regions.
changes in real estate markets in     Approximately  19.6% and 11.2% of the reference date principal  balances of the
specific regions.                     mortgage  loans are located in  California  and Florida,  respectively.  If the regional  economy or housing market weakens in California,  Florida,  or in any other region having a significant  concentration  of properties  underlying the mortgage loans,  the mortgage loans in that region may experience high rates of loss and  delinquency,  resulting in losses to  certificateholders.  A region's economic  condition  and  housing  market may also be  adversely  affected by a
                                      variety  of  events,   including   natural   disasters  such  as   earthquakes,
                                      hurricanes,  tornadoes, floods and eruptions, civil disturbances such as riots, disruptions  such as ongoing power outages,  terrorist  actions or acts of war.
                                      The  economic  impact of any of those  events may also be felt in areas  beyond
                                      the  region   immediately   affected  by  the  disaster  or  disturbance.   The
                                      properties  underlying the mortgage loans may be concentrated in these regions.
                                      This  concentration  may result in greater  losses to  certificateholders  than those generally  present for similar  mortgage-backed  securities  without that concentration.

                                      A number  of  wildfires,  which  recently  struck  various  parts  of  southern
                                      California,  may have adversely  affected many mortgaged  properties located in those areas.  Residential  Funding Company,  LLC and the depositor will have no obligation  to  repurchase  any mortgage  loan secured by a mortgaged  property that  becomes  subject  to any  material  damage  by waste,  fire,  earthquake, windstorm,  flood or other  casualty after the closing date. We do not know how many mortgaged properties have been or may be affected by these wildfires.

                                      See "Description of the Mortgage  Pool—Mortgage  Pool  Characteristics"  in the
                                      prospectus supplement.

         3.       The information  under the section  entitled "Risk  Factors—Risk  of Loss—Recent  developments in the  residential  mortgage  market  may  adversely  affect  the  return  on your  certificates"  in the  prospectus supplement is hereby deleted and replaced with the following:

Recent developments in the            Recently,  the residential mortgage market in the United States has experienced
residential mortgage market may       a variety of difficulties  and changed  economic  conditions that may adversely
adversely affect the return on your   affect the yield on your  certificates.  Delinquencies  and losses with respect
certificates.                         to residential  mortgage loans  generally have increased in recent months,  and may  continue to increase.  In addition,  in recent  months  housing  prices in many states have declined or stopped  appreciating,  after extended  periods of significant  appreciation.  A continued  decline or an extended  flattening  of those values may result in additional  increases in delinquencies and losses on residential  mortgage  loans  generally,  particularly  with  respect to second homes and  investor  properties  and with respect to any  residential  mortgage loans whose aggregate loan amounts  (including any subordinate liens) are close to or  greater  than the  related  property  values.  As a result  of these and
                                      other  factors,  the  value  of  some   mortgage-backed   securities  has  been
                                      negatively impacted.

                                      A decline in housing prices may also leave borrowers with  insufficient  equity in their homes to permit them to refinance;  in addition,  many mortgage  loans have  prepayment  premiums  that inhibit  refinancing.  Borrowers who intend to sell their homes may find that they cannot sell their  properties for an amount equal to or greater than the unpaid  principal  balance of their  loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                      As a result of these and other  factors,  the  rating  agencies  have  recently downgraded or put on downgrade  watch a significant  number of  mortgage-backed securities  (particularly  mortgage-backed  securities  backed by subprime  and
                                      Alt-A mortgage loans originated in 2005 and 2006).

                                      In addition,  various  federal,  state and local  regulatory  authorities  have taken or proposed  actions  that could  hinder the  ability of the  servicer to
                                      foreclose   promptly  on  defaulted   mortgage  loans.  Any  such  actions  may
                                      adversely  affect  the  performance  of the loans and the yield on and value of the certificates.

                                      You should  consider that the general  market  conditions  discussed  above may affect the  performance  of the  mortgage  loans and may  adversely  affect the yield on, or market value of, your certificates.

         4.       The  information  under  the  section  entitled  "Risk  Factors—Risk  of Loss" in the  prospectus supplement is hereby supplemented with the following:

Reduced documentation programs may    Approximately  76.4% of the  mortgage  loans  by  principal  balance  as of the
increase your risk of loss.           reference date were made to borrowers  whose income is not verified,  including borrowers  who may not be  required  to state  their  income.  With  respect to these  mortgage  loans  the  borrowers  may  not be  required  to  provide  any information  regarding  their income and there may be no  verification of their income or assets.  Such  mortgage  loans  increase the risk that  borrowers may not have sufficient  income or assets or may have  overstated  their income and assets  and, as a  consequence,  may be unable to make their  monthly  mortgage loan  payments.  You should  consider the risk that mortgage  loans  originated under reduced documentation programs may be subject to increased  delinquencies and defaults.

         5.       The   information   under  the  section   entitled  "Risk   Factors—Bankruptcy   Risks—Bankruptcy
proceedings  could delay or reduce  distributions  on the  certificates"  in the  prospectus  supplement  is hereby deleted and replaced with the following:

Bankruptcy proceedings could delay    The transfer of the mortgage loans from Residential  Funding  Company,  LLC, or
or reduce distributions on the        Residential  Funding, to the depositor is intended by the parties to be and has
certificates.                         been  documented  as a sale.  However,  if  Residential  Funding were to become bankrupt,  a trustee in bankruptcy could attempt to recharacterize  the sale of the mortgage  loans as a loan secured by the mortgage  loans or to  consolidate the mortgage  loans with the assets of  Residential  Funding.  Any such attempt could result in a delay in or reduction of  collections  on the mortgage  loans available to make payments on the certificates.

                                      In  addition,  if any  servicer  or the master  servicer  becomes  bankrupt,  a bankruptcy  trustee or receiver  may have the power to prevent the  appointment of a successor  servicer or  successor  master  servicer,  as  applicable.  Any related delays in servicing could results in increased  delinquencies or losses on the mortgage loans.

         6.       The  information  under the section  entitled  "Sponsor and Master  Servicer"  in the  prospectus supplement is hereby deleted and replaced with the following:

                                            Sponsor and Master Servicer

              Residential  Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase  programs from mortgage loan  originators or sellers  nationwide,  including affiliates,  that meet its  seller/servicer  eligibility  requirements and services mortgage loans for its own account and for others.  See "The  Trusts—Mortgage  Collateral  Sellers" and  "—Qualifications  of Sellers" in
     the  prospectus  for  a  general   description  of  applicable   seller/servicer   eligibility   requirements.
     Residential  Funding  Company,  LLC's  principal  executive  offices  are  located  at  8400  Normandale  Lake
     Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  Its telephone  number is (952) 857-7000.  Residential
     Funding  Company,  LLC conducts  operations  from its  headquarters  in Minneapolis  and from offices  located primarily in  California,  Texas,  Maryland,  Pennsylvania  and New York.  Residential  Funding  Company,  LLC
     finances its operations primarily through its securitization program.

              Residential  Funding  Company,  LLC  converted  from a Delaware  corporation  to a  Delaware  limited liability  company on October 6, 2006.  Residential  Funding  Company,  LLC was formerly  known as Residential
     Funding  Corporation.  Residential  Funding  Company,  LLC was founded in 1982 and began  operations  in 1986, acquiring,  servicing and  securitizing  residential  jumbo  mortgage  loans secured by first liens on one- to four-family  residential  properties.  GMAC LLC,  formerly  known as General  Motors  Acceptance  Corporation, purchased  Residential Funding Company,  LLC in 1990. In 1995,  Residential Funding Company,  LLC expanded its business to include  "Alt-A" first lien mortgage  loans,  such as some of the mortgage loans described in this prospectus  supplement.  Residential  Funding  Company,  LLC also began to  acquire  and  service  "subprime", closed-end and revolving loans secured by second liens in 1995.

              On November 21, 2007,  Moody's  Investors  Service,  Inc., or Moody's,  reduced the servicer  quality rating ("SQ") of Residential Funding Company,  LLC as a master servicer of residential  mortgage loans to SQ1-
     from SQ1 and placed these  ratings on review for possible  further  downgrade.  The  downgrade was prompted by
     Moody's rating action on the senior  unsecured  debt rating of the parent  corporation,  Residential  Capital,
     LLC, which was downgraded on November 1, 2007, to Ba3 from Ba1.  Based on the rating action,  Moody's  lowered its servicing stability assessment for the master servicing operations to average from above average.

              Moody's SQ rating for master servicers  represents its view of a master servicer's  ability to report servicer  activity  to  trustees  or  investors  and  oversee the  performance  and  reporting  of  underlying servicers.  The SQ  rating  scale  takes  into  account  servicing  stability  which is a  combination  of the company's  operational  stability,  financial  stability,  and the  ability  to  respond  to  changing  market conditions. The rating scale ranges from SQ1 (strong) to SQ5 (weak).

              The following tables set forth the aggregate  principal  amount of publicly  offered  securitizations of mortgage  loans  sponsored by  Residential  Funding  Company,  LLC for the past five years and for the nine months  ended  September  30,  2007,  calculated  as of year end or quarter  end, as  applicable.  Residential
     Funding Company,  LLC sponsored  approximately  $31.6 billion and $2.8 billion in initial aggregate  principal amount of  mortgage-backed  securities  in the 2002  calendar  year  backed by first lien  mortgage  loans and junior lien mortgage loans,  respectively.  Residential  Funding Company,  LLC sponsored  approximately  $61.8 billion and $3.0 billion in initial  aggregate  principal  amount of  mortgage-backed  securities  in the 2006 calendar  year  backed by first  lien  mortgage  loans and  junior  lien  mortgage  loans,  respectively.  The percentages  shown  under  "Percentage  Change  from Prior  Year"  represent  the ratio of (a) the  difference between the current and prior year volume over (b) the prior year volume.

                                             Sponsor Securitization Experience

First Lien Mortgage Loans
                                                                                                                          Nine
                                                                                                          2006        Months Ended
Volume  by Principal Balance              2002            2003            2004            2005                          9/30/07
_________________________________________________________________________________________________________________________________________

Prime Mortgages(1)                  $16,177,753,813  $18,964,072,062  $11,953,278,792  $24,149,038,614  $40,241,885,054 $22,403,276,926
Non Prime Mortgages(2)              $15,475,700,554  $27,931,235,627  $24,408,531,445  $27,928,496,334  $21,581,547,796 $ 5,446,134,747
                                    _____________________________________________________________________________________________________
Total                               $31,653,454,367  $46,895,307,689  $36,361,810,237  $52,077,534,948  $61,823,432,850 $27,849,411,673
                                    _____________________________________________________________________________________________________

Prime Mortgages(1)                  51.11%           40.44%           32.87%           46.37%           65.09%          80.44%
Non Prime Mortgages(2)              48.89%           59.56%           67.13%           53.63%           34.91%          19.56%
                                    _____________________________________________________________________________________________________
Total                               100.00%          100.00%          100.00%          100.00%          100.00%         100.00%
                                    _____________________________________________________________________________________________________

Percentage Change  from Prior
Year(3)
Prime Mortgages(1)                  (1.28)%          17.22%           (36.97)%         102.03%          66.64%          -
Non Prime Mortgages(2)              104.52%          80.48%           (12.61)%         14.42%           (22.73)%        -
                                    ____________________________________________________________________________________________________

Total                               32.14%           48.15%           (22.46)%         43.22%           18.71%          -
                                    ____________________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                                            Nine
                                                                                                           2006         Months Ended
   Volume  by Principal Balance             2002            2003            2004           2005                           9/30/07
_________________________________________________________________________________________________________________________________________

   Prime Mortgages(1)                 $2,875,005,049   $3,207,008,585   $2,085,015,925  $2,409,506,573  $3,012,549,922   $2,933,100,838
   Non Prime Mortgages(2)             -                -                -               -               -                -
                                      ___________________________________________________________________________________________________
   Total                              $2,875,005,049   $3,207,008,585   $2,085,015,925  $2,409,506,573  $3,012,549,922   $2,933,100,838
                                      ___________________________________________________________________________________________________

   Prime Mortgages(1)                 100.00%          100.00%          100.00%         100.00%         100.00%          100.00%
   Non Prime Mortgages(2)             -                -                -               -               -                -
                                      ___________________________________________________________________________________________________
   Total                              100.00%          100.00%          100.00%         100.00%         100.00%          100.00%
                                      ___________________________________________________________________________________________________

 Percentage   Change   from  Prior
 Year(3)
   Prime Mortgages(1)                 17.90%           11.55%           (34.99)%        15.56%          25.03%           -
   Non Prime Mortgages(2)             -                -                -               -               -                -
                                      ___________________________________________________________________________________________________

   Total                              17.90%           11.55%           (34.99)%        15.56%          25.03%           -
                                      ___________________________________________________________________________________________________

(1)     Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien  programs  and Closed End Home Equity
        Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)     Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are  included  under First Lien  Mortgage  Loans—Non-  Prime  Mortgages  because  these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                       Nine
                                                                                                                      Months
                                                                                                                      Ended
Volume by Number of Loans                   2002           2003           2004           2005           2006         9/30/07
___________________________________________________________________________________________________________________________________

Prime Mortgages(1)                         68,077         86,166         55,773         91,631         141,188        66,717
Non Prime Mortgages(2)                     136,789        200,446        170,696        173,796        132,069        30,514
                                           ________________________________________________________________________________________
Total                                      204,866        286,612        226,469        265,427        273,257        97,231
                                           ________________________________________________________________________________________

Prime Mortgages(1)                         33.23%         30.06%         24.63%         34.52%         51.67%         68.62%
Non Prime Mortgages(2)                     66.77%         69.94%         75.37%         65.48%         48.33%         31.38%
                                           ________________________________________________________________________________________
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
                                           ________________________________________________________________________________________

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         17.87%         26.57%         (35.27)%       64.29%         54.08%         -
Non Prime Mortgages(2)                     91.47%         46.54%         (14.84)%        1.82%         (24.01)%       -
                                           ________________________________________________________________________________________

Total                                      58.56%         39.90%         (20.98)%       17.20%          2.95%         -
                                           ________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                                       Nine
                                                                                                                      Months
Volume by Number of Loans                   2002           2003           2004           2005           2006      Ended 9/30/07
___________________________________________________________________________________________________________________________________

Prime Mortgages(1)                         73,188         84,962         51,614         53,071         60,951        54,120
Non Prime Mortgages(2)                     -              -              -              -              -             -
                                           ________________________________________________________________________________________
Total                                      73,188         84,962         51,614         53,071         60,951        54,120
                                           ________________________________________________________________________________________

Prime Mortgages(1)                         100.00%        100.00%        100.00%        100.00%        100.00%       100.00%
Non Prime Mortgages(2)                     -              -              -              -              -             -
                                           ________________________________________________________________________________________
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%       100.00%
                                           ________________________________________________________________________________________

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         16.26%         16.09%         (39.25)%       2.82%          14.85%        -
Non Prime Mortgages(2)                     -              -              -              -              -             -
                                           ________________________________________________________________________________________

Total                                      16.26%         16.09%         (39.25)%       2.82%          14.85%        -
                                           ________________________________________________________________________________________

 (1)     Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien  programs  and Closed End Home Equity
         Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are  included  under First Lien  Mortgage  Loans—Non-  Prime  Mortgages  because  these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

              The following tables set forth the outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by Residential Funding Company, LLC for the past five years and for the nine months ended September 30, 2007, and the number of such loans for the same periods.  Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $68.1 billion and $4.1 billion in outstanding principal amount as of the end of the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  Residential
     Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately
     $140.1 billion and $8.5 billion in outstanding principal as of the end of the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  The percentages shown under
     "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                          Master Servicer Servicing Experience

First Lien Mortgage Loans
                                                                                                                                Nine
                                                                                                                             Months Ended
Volume by Principal Balance           2002             2003              2004              2005               2006             9/30/07
_____________________________________________________________________________________________________________________________________________

Prime Mortgages(1)              $43,282,264,857    $33,749,084,171   $32,453,682,854    $47,935,800,813    $83,052,457,702    $99,075,920,638

Non Prime Mortgages(2)          $24,910,565,613    $39,334,697,127   $50,509,138,736    $53,938,083,312    $57,013,557,376    $53,052,082,172
                                ______________________________________________________________________________________________________________
Total                           $68,192,830,470    $73,083,781,298   $82,962,821,590    $101,873,884,125   $140,066,015,078  $152,128,002,810
                                ______________________________________________________________________________________________________________

Prime Mortgages(1)              63.47%             46.18%            39.12%             47.05%             59.30%            65.13%
Non Prime Mortgages(2)          36.53%             53.82%            60.88%             52.95%             40.70%            34.87%
                                ______________________________________________________________________________________________________________
Total                           100.00%            100.00%           100.00%            100.00%            100.00%           100.00%
                                ______________________________________________________________________________________________________________

Percentage  Change from Prior
Year(3)
Prime Mortgages(1)              (15.75)%           (22.03)%          (3.84)%            47.71%             73.26%            -
Non Prime Mortgages(2)          51.62%             57.90%            28.41%             6.79%              5.70%             -
                                ______________________________________________________________________________________________________________

Total                           0.57%              7.17%             13.52%             22.79%             37.49%            -
                                _____________________________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                                                Nine
                                                                                                                             Months Ended
Volume by Principal Balance           2002             2003              2004              2005               2006             9/30/07
_____________________________________________________________________________________________________________________________________________

Prime Mortgages(1)              $4,102,615,571    $4,365,319,862   $5,135,640,057    $5,476,133,777     $8,536,345,778     $7,327,610,630
Non Prime Mortgages(2)          -                 -                -                 -                  -                  -
                                ______________________________________________________________________________________________________________
Total
                                $4,102,615,571    $4,365,319,862   $5,135,640,057    $5,476,133,777     $8,536,345,778     $7,327,610,630
                                ______________________________________________________________________________________________________________

Prime Mortgages(1)              100.00%           100.00%          100.00%           100.00%            100.00%            100.00%
Non Prime Mortgages(2)          -                 -                -                 -                  -                  -
                                ______________________________________________________________________________________________________________
Total                           100.00%           100.00%          100.00%           100.00%            100.00%            100.00%
                                ______________________________________________________________________________________________________________

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)              16.79%            6.40%            17.65%            6.63%              55.88%             -
Non Prime Mortgages(2)          -                 -                -                 -                  -                  -
                                ______________________________________________________________________________________________________________

Total                           16.79%            6.40%            17.65%            6.63%              55.88%             -
                                ______________________________________________________________________________________________________________

 (1)     Product  originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
 (2)     Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior  liens  are  included  under  First  Lien  Mortgage  Loans—Non-Prime  Mortgages  because  these  types of loans  are securitized together in the same mortgage pools.
 (3)     Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                          Nine
                                                                                                                       Months Ended
Volume  by Number of Loans       2002              2003              2004              2005              2006            9/30/07
_____________________________________________________________________________________________________________________________________________

Prime Mortgages(1)              202,938          168,654           156,745           201,903           312,825            354,313

Non Prime Mortgages(2)          242,625          341,863           414,639           411,550           405,577            356,890
                                ______________________________________________________________________________________________________________
Total                           445,563          510,517           571,384           613,453           718,402
                                                                                                                          711,203
                                ______________________________________________________________________________________________________________

Prime Mortgages(1)              45.55%           33.04%            27.43%            32.91%            43.54%             49.82%
Non Prime Mortgages(2)          54.45%           66.96%            72.57%            67.09%            56.46%             50.18%
                                ______________________________________________________________________________________________________________
Total                           100.00%          100.00%           100.00%           100.00%           100.00%            100.00%
                                ______________________________________________________________________________________________________________

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)              (14.71)%         (16.89)%          (7.06)%           28.81%            54.94%             -
Non Prime Mortgages(2)          44.37%           40.90%            21.29%            (0.74)%           (1.45)%            -
                                ______________________________________________________________________________________________________________

Total                           9.74%            14.58%            11.92%            7.36%             17.11%             -
                                ______________________________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                                            Nine
                                                                                                                        Months Ended
Volume by Number of Loans        2002              2003              2004              2005               2006            9/30/07
_____________________________________________________________________________________________________________________________________________

Prime Mortgages(1)             118,773            127,833          147,647           143,713            199,652            164,753
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
                               ______________________________________________________________________________________________________________
Total                          118,773            127,833          147,647           143,713            199,652            164,753
                               ______________________________________________________________________________________________________________

Prime Mortgages(1)             100.00%            100.00%          100.00%           100.00%            100.00%            100.00%
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
                               ______________________________________________________________________________________________________________
Total                          100.00%            100.00%          100.00%           100.00%            100.00%            100.00%
                               ______________________________________________________________________________________________________________

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)             14.16%             7.63%            15.50%            (2.66)%            38.92%             -
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
                               ______________________________________________________________________________________________________________

Total                          14.16%             7.63%            15.50%            (2.66)%            38.92%             -
                               ______________________________________________________________________________________________________________

(1)      Product  originated  under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage  Loans—Non-Prime  Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

              Residential  Funding Company,  LLC's overall  procedures for originating and acquiring mortgage loans
     are  described  under   "Description  of  the  Mortgage  Pool—The  Program"  in  the  prospectus   supplement.
     Residential  Funding  Company,  LLC's material role and  responsibilities  in this  transaction,  including as master  servicer,  are  described  in the  prospectus  under "The  Trusts—Qualification  of Sellers"  and "The
     Trusts—Repurchases  of Mortgage  Collateral" and described  herein under "Pooling and Servicing  Agreement—The
     Master Servicer and Subservicers—Master Servicer."

              Residential  Funding  Company,  LLC's  wholly-owned  subsidiary,   Homecomings  Financial,   LLC,  or
     Homecomings,  originated and sold to Residential  Funding  Company,  LLC  approximately  47.3% of the mortgage loans included in the mortgage pool as of the reference date. See "Affiliations  Among  Transaction  Parties,"
     "Description  of the Mortgage  Pool—Originators"  in this  prospectus  supplement  and "Pooling and  Servicing
     Agreement—The Master Servicer and Subservicers" herein.

         7.       The  information  under  the  sections  entitled  "Pooling  and  Servicing  Agreement—The  Master
Servicer  and  Subservicers"  and "Pooling  and  Servicing  Agreement—Additional  Subservicers"  in the  prospectus supplement is hereby deleted and replaced with the following:

The Master Servicer and Subservicers

     Master Servicer.  The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

o        receiving funds from subservicers,
o        reconciling servicing activity with respect to the mortgage loans,
o        calculating remittance amounts to certificateholders,
o        sending remittances to the trustee for distributions to certificateholders,
o        investor and tax reporting,
o        coordinating loan repurchases,
o        oversight of all servicing activity, including subservicers,
o        following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
o        approval of loss mitigation strategies,
o        management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,
o        providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

     The master servicer may, from time to time, outsource certain of its servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

     For a general description of the master servicer and its activities, see "Sponsor and Master Servicer"
herein.  See "The Pooling and Servicing Agreement—Rights Upon Event of Default" in the prospectus and "—Certain
Other Matters Regarding Servicing" for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

     Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o        communicating with borrowers;
o        sending monthly remittance statements to borrowers;
o        collecting payments from borrowers;
o        recommending a loss mitigation strategy for borrowers who have defaulted on their loans  (i.e.
         repayment plan, modification, foreclosure, etc.);
o        accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

o        accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o        accurate and timely reporting of negative amortization amounts, if any;
o        paying escrows for borrowers, if applicable;
o        calculating and reporting payoffs and liquidations;
o        maintaining an individual file for each loan; and
o        maintaining primary mortgage insurance commitments or certificates if required, and filing any   primary
         mortgage insurance claims.

              GMAC Mortgage,  LLC. GMAC Mortgage,  LLC ("GMACM") will subservice  approximately  72.4% by principal amount of the mortgage loans as of the reference date.  GMACM is a Delaware  limited  liability  company and a wholly-owned  subsidiary of GMAC  Residential  Holding  Company,  LLC, which is a  wholly-owned  subsidiary of
     Residential  Capital,  LLC  ("ResCap").  ResCap is a Delaware  limited  liability  company and a  wholly-owned subsidiary of GMAC Mortgage  Group,  LLC, which is a wholly-owned  subsidiary of GMAC LLC. On August 24, 2007,
     Fitch Ratings reduced GMACM's  residential  primary subservicer rating and residential primary servicer rating for Alt-A product from RPS1 to RPS1- and placed the servicer ratings on Rating Watch Negative.

              ResCap,  which owns indirectly all of the equity of both Homecomings  Financial,  LLC ("Homecomings")
     and GMACM,  has restructured  the operations of Homecomings and GMACM. As a result of such  restructuring,  on
     September 24, 2007,  Homecomings  transferred its servicing platform and certain employees responsible for the servicing function to its affiliate GMACM.

              Subsequent to the transfer of the servicing  platform and employees  from  Homecomings  to GMACM,  in addition to the mortgage  loans owned by the issuing  entity which were  previously  serviced by GMACM,  GMACM will  subservice  the  mortgage  loans  owned  by  the  issuing  entity  which  were  previously  serviced  by
     Homecomings,  and Homecomings  will no longer  subservice any of the mortgage  loans. In addition,  GMACM will be servicing all of the GMACM and  Homecomings  servicing  portfolios,  which will consist of the aggregate of the  amounts  set forth below  under the  headings  "GMAC  Mortgage,  LLC  Primary  Servicing  Portfolio"  and
     "Homecomings Financial, LLC Servicing Portfolio."

              GMACM began  acquiring,  originating  and servicing  residential  mortgage  loans in 1985 through its acquisition of Colonial  Mortgage  Service  Company,  which was formed in 1926,  and the loan  administration, servicing  operations and portfolio of Norwest Mortgage,  which entered the residential mortgage loan business in 1906.  These businesses formed the original basis of what is now GMACM.

              GMACM  maintains  its  executive  and principal  offices at 1100  Virginia  Drive,  Fort  Washington,
     Pennsylvania 19034. Its telephone number is (215) 734-5000.

              In addition,  GMACM  purchases  mortgage loans  originated by GMAC Bank,  which is wholly-owned by IB
     Finance  Holding  Company,  LLC, a  subsidiary  of ResCap and GMAC LLC,  and which is an  affiliate  of GMACM.
     Formerly  known as GMAC  Automotive  Bank,  GMAC Bank, a Utah  industrial  bank,  was organized in 2001. As of
     November 22, 2006, GMAC Bank became the successor to  substantially  all of the assets and liabilities of GMAC
     Bank, a federal savings bank.

              GMACM  generally  retains the  servicing  rights with respect to loans it sells or  securitizes,  and also  occasionally  purchases  mortgage  servicing  rights from other  servicers or acts as a  subservicer  of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

              As of the  six  months  ended  June  30,  2007,  GMACM  acted  as  primary  servicer  and  owned  the corresponding  servicing rights on approximately  2,271,474 of residential  mortgage loans having an aggregate unpaid principal  balance of approximately  $284 billion,  and GMACM acted as subservicer (and did not own the corresponding  servicing  rights) on approximately  334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

              The  following  tables  set forth the  dollar  amount of  mortgage  loans  serviced  by GMACM for the periods  indicated,  and  the  number  of such  loans  for the  same  period.  GMACM  was  the  servicer  of a residential  mortgage loan portfolio of approximately  $153.6 billion,  $13.9 billion,  $17.6 billion and $7.0 billion  during  the  year  ended  December  31,  2003  backed  by  prime  conforming  mortgage  loans,  prime non-conforming  mortgage  loans,  government  mortgage loans and  second-lien  mortgage loans  (including home equity lines of credit),  respectively.  GMACM was the servicer of a residential  mortgage  loan  portfolio of approximately  $211.5  billion,  $32.0  billion,  $18.2 billion and $22.8 billion  during the six months ended
     June 30, 2007 backed by prime  conforming  mortgage loans,  prime  non-conforming  mortgage loans,  government mortgage loans and  second-lien  mortgage loans  (including  home equity lines of credit),  respectively.  The percentages  shown  under  "Percentage  Change  from Prior  Year"  represent  the ratio of (a) the  difference between the current and prior year volume over (b) the prior year volume.

                                  GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                                  ($ IN MILLIONS)

                                                                                                                          For the Six
                                                                                                                          Months Ended
                                                              For the Year Ended December 31,                               June 30,
                                    __________________________________________________________________________________________________

                                       2002             2003             2004            2005             2006             2007
                                    __________________________________________________________________________________________________
Prime conforming mortgage loans
     No. of Loans..................  1,418,843        1,308,284        1,323,249       1,392,870        1,455,919        1,485,410
     Dollar Amount of Loans........  $150,421         $153,601         $165,521        $186,364         $203,894         $211,462
     Percentage Change
          from Prior Year..........  N/A              2.11%            7.76%           12.59%           9.41%
Prime non-conforming mortgage loans
     No. of Loans........            36,225           34,041           53,119          69,488           67,462           68,062
     Dollar Amount of Loans....      $12,543          $13,937          $23,604         $32,385          $32,220          $32,035
     Percentage Change
          from Prior Year..........  N/A              11.12%           69.36%          37.20%           (0.51)%
Government mortgage loans
     No. of Loans.........           230,085          191,023          191,844         181,679          181,563          175,588
     Dollar Amount of Loans....      $21,174          $17,594          $18,328         $18,098          $18,843          $18,166
     Percentage Change
          from Prior Year..........  N/A              (16.91)%         4.17%           (1.25)%          4.12%
Second-lien mortgage loans
     No. of Loans........            261,416          282,128          350,334         392,261          514,085          542,414
     Dollar Amount of Loans....      $6,666           $7,023           $10,374         $13,034          $20,998          $22,778
     Percentage Change
          from Prior Year..........  N/A              5.36%            47.71%          25.64%           61.10%
Total mortgage loans serviced
     No. of Loans........            1,946,569        1,815,476        1,918,546       2,036,298        2,219,029        2,271,474
     Dollar Amount of Loans....      $190,804         $192,155         $217,827        $249,881         $275,955         $284,441
     Percentage Change
          from Prior Year..........  N/A              0.71%            13.36%          14.72%           10.43%

                                  HOMECOMINGS FINANCIAL, LLC SERVICING PORTFOLIO

              The  following  table sets  forth the  aggregate  principal  amount of  mortgage  loans  serviced  by
     Homecomings for the past five years and for the nine months ended  September 30, 2007. The  percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

First Lien Mortgage Loans
                                                                                                           Nine Months
                                                                                                              Ended
                                                   Year Ended December 31,                                September 30,
                       __________________________________________________________________________________________________

      Volume by             2002            2003            2004             2005            2006             2007
  Principal Balance
_________________________________________________________________________________________________________________________
Prime Mortgages(1)     $27,343,774,000 $29,954,139,212 $31,943,811,060  $44,570,851,126 $ 67,401,832,594 $ 71,858,074,506
Non-Prime Mortgages(2) $27,384,763,000 $39,586,900,679 $44,918,413,591  $52,102,835,214 $ 49,470,359,806 $ 40,347,477,674
                       __________________________________________________________________________________________________
Total                  $54,728,537,000 $69,541,039,891 $76,862,224,651  $96,673,686,340 $116,872,192,400 $112,205,552,180
                       __________________________________________________________________________________________________
Prime Mortgages(1)               49.96%          43.07%          41.56%           46.10%           57.67%           64.04%
Non-Prime Mortgages(2)           50.04%          56.93%          58.44%           53.90%           42.33%           35.96%
                       __________________________________________________________________________________________________
Total                           100.00%         100.00%         100.00%          100.00%          100.00%          100.00%
                       __________________________________________________________________________________________________
 Percentage Change
 from Prior Year(3)
Prime Mortgages(1)                7.09%           9.55%           6.64%           39.53%           51.22%
Non-Prime Mortgages(2)           60.71%          44.56%          13.47%           15.99%          (5.05)%
                        _________________________________________________________________________________________________
Total                            28.55%          27.07%          10.53%           25.78%           20.89%
                        _________________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                           Nine Months
                                                                                                              Ended
                                                     Year Ended December 31,                              September 30,
                         _________________________________________________________________________________________________

       Volume by              2002             2003            2004            2005            2006            2007
   Principal Balance
__________________________________________________________________________________________________________________________
Prime Mortgages(1)       $7,627,424,000    $7,402,626,296  $7,569,300,685 $7,442,264,087  $11,418,858,741 $10,519,372,299
Non-Prime Mortgages(2)                -                 -              -               -               -                -
                         _________________________________________________________________________________________________
Total                    $7,627,424,000    $7,402,626,296  $7,569,300,685 $7,442,264,087  $11,418,858,741 $10,519,372,299
                         _________________________________________________________________________________________________
Prime Mortgages(1)               100.00%           100.00%         100.00%        100.00%          100.00%         100.00%
Non-Prime Mortgages(2)                -                 -               -              -                -               -
                         _________________________________________________________________________________________________
Total                            100.00%           100.00%         100.00%        100.00%          100.00%         100.00%
                         _________________________________________________________________________________________________
Percentage Change from
     Prior Year(3)
Prime Mortgages(1)               (4.94)%           (2.95)%           2.25%        (1.68)%           53.43%
Non-Prime Mortgages(2)                -                 -               -              -                 -
                         _________________________________________________________________________________________________
Total                            (4.94)%           (2.95)%           2.25%        (1.68)%           53.43%
                         _________________________________________________________________________________________________

(1)     Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
        Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)     Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                           Nine Months
                                                                                                              Ended
                                                      Year Ended December 31,                             September 30,
                           _________________________________________________________________________________________________
         Volume by               2002             2003             2004           2005      2006                   2007
     Number of Loans
____________________________________________________________________________________________________________________________
Prime Mortgages(1)                125,209           143,645         150,297       187,773        252,493        260,205
Non-Prime Mortgages(2)            257,077           341,190         373,473       394,776        361,125        298,742
                           _________________________________________________________________________________________________
Total                             382,286           484,835         523,770       582,549        613,618        558,947
                           _________________________________________________________________________________________________
Prime Mortgages(1)                 32.75%            29.63%          28.70%        32.23%         41.15%         46.55%
Non-Prime Mortgages(2)             67.25%            70.37%          71.30%        67.77%         58.85%         53.45%
                           _________________________________________________________________________________________________
Total                             100.00%           100.00%         100.00%       100.00%        100.00%        100.00%
                           _________________________________________________________________________________________________
 Percentage Change from
      Prior Year(3)
Prime Mortgages(1)                (6.30)%            14.72%           4.63%        24.93%         34.47%
Non-Prime Mortgages(2)             52.85%            32.72%           9.46%         5.70%        (8.52)%
                           _________________________________________________________________________________________________
Total                              26.66%            26.83%           8.03%        11.22%          5.33%
                           _________________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                          Nine Months
                                                                                                             Ended
                                                     Year Ended December 31,                             September 30,
                          _________________________________________________________________________________________________
        Volume by               2002             2003             2004           2005         2006              2007
    Number of Loans

Prime Mortgages(1)               217,031           211,585         210,778       199,600        266,900         243,314
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
                          _________________________________________________________________________________________________
Total                            217,031           211,585         210,778       199,600        266,900         243,314
                          _________________________________________________________________________________________________
Prime Mortgages(1)               100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
                          _________________________________________________________________________________________________
Total                            100.00%           100.00%         100.00%       100.00%        100.00%         100.00%

Percentage Change from
     Prior Year(3)
Prime Mortgages(1)               (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%
Non-Prime Mortgages(2)                 -                 -               -             -              -
                          _________________________________________________________________________________________________
Total                            (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%
                          _________________________________________________________________________________________________

(1)     Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
        Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)     Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

     Billing and Payment  Procedures.  As servicer,  GMACM collects and remits mortgage loan payments,  responds to borrower inquiries,  accounts for principal and interest,  holds custodial and escrow funds for payment of property taxes and insurance premiums,  counsels or otherwise works with delinquent borrowers,  supervises  foreclosures and property  dispositions  and generally  administers the loans.  GMACM sends monthly  invoices or annual coupon books to borrowers to prompt the  collection of the  outstanding  payments.  Borrowers may elect for monthly  payments to be  deducted  automatically  from bank  accounts  on the same day every  month or may take  advantage  of on demand electronic  payments made over the internet or via phone.  GMACM may, from time to time,  outsource  certain of its servicing  functions,  such as contacting  delinquent  borrowers,  property tax administration and hazard insurance administration,  although  any  such  outsourcing  will  not  relieve  GMACM  of  any of  its  responsibilities  or liabilities as a servicer.

              8.  Annex I Mortgage Loan Statistical Information is hereby deleted and replaced with the following:

         Dealers will be required to deliver a supplement,  prospectus  supplement  and  prospectus  when acting as underwriters of the certificates  offered hereby and with respect to their unsold allotments or  subscriptions.  In addition,  all dealers selling the offered  certificates,  whether or not  participating  in this offering,  may be required to deliver a  supplement,  prospectus  supplement  and  prospectus  until ninety days  following  the date hereof.

                                                     Citigroup
                                                    Underwriter

                                                     ANNEX I
                                       MORTGAGE LOAN STATISTICAL INFORMATION

                                  Credit Score Distribution of the Mortgage Loans

                                         Number of                                         Average     Weighted Average
                                          Mortgage        Principal        Percent of     Principal      Loan-to-Value
Credit Score Range                         Loans           Balance       Mortgage Loans    Balance           Ratio
_______________________________________________________________________________________________________________________
499 or less........................             27         $6,605,877        1.61%           $244,662       77.87%
500 - 519..........................             23          5,072,253        1.23             220,533       77.18
520 - 539..........................             17          3,397,481        0.83             199,852       77.05
540 - 559..........................             14          3,501,911        0.85             250,137       76.06
560 - 579..........................             36          8,738,110        2.12             242,725       74.95
580 - 599..........................             36          9,456,977        2.30             262,694       75.45
600 - 619..........................             53         13,954,280        3.39             263,288       75.26
620 - 639..........................            113         26,576,788        6.46             235,193       75.66
640 - 659..........................            160         34,829,440        8.47             217,684       75.96
660 - 679..........................            187         48,565,969       11.81             259,711       73.92
680 - 699..........................            237         57,098,018       13.88             240,920       74.96
700 - 719..........................            201         44,140,975       10.73             219,607       75.32
720 - 739..........................            157         39,196,271        9.53             249,658       74.97
740 - 759..........................            128         38,115,542        9.27             297,778       73.33
760 - 779..........................            113         33,789,096        8.22             299,019       71.83
780 - 799..........................             77         25,993,992        6.32             337,584       71.97
800 or greater.....................             38         11,669,335        2.84             307,088       66.17
                                             _________________________________________________________________________
Subtotal with Credit Score.........          1,617       $410,702,316       99.87%           $253,990       74.28%
Not Available......................              3            535,215        0.13             178,405       74.14
                                             _________________________________________________________________________
   Total, Average or Weighted Average        1,620       $411,237,531      100.00%           $253,850       74.28%
                                             _____________________________________

      Mortgage loans  indicated as having a credit score that is "not  available"  include  certain  mortgage loans where the credit score was not provided by the related  seller and  mortgage  loans where no credit  history can be obtained for the related mortgagor.

      As of the  reference  date,  the minimum and maximum  credit  scores of the mortgage  loans were 394 and 839, respectively,  and the  weighted  average  credit  score of the mortgage  loans was  approximately  692. The credit scores for most of the  mortgagors as reflected in the table above have been updated since the date of  origination of the mortgage loans.

                                       Occupancy Types of the Mortgage Loans

                                     Number of        Principal       Percent of      Average       Weighted     Weighted Average
                                     Mortgage     -----------------    Mortgage      Principal       Average       Loan-to-Value
Occupancy Type                         Loans           Balance           Loans        Balance     Credit Score         Ratio
_________________________________________________________________________________________________________________________________
Primary Residence............            1,114       $316,003,715       76.84%          $283,666       686          75.25%
Second/Vacation..............               45         13,409,292        3.26            297,984       716          72.02
Non-Owner Occupied...........              461         81,824,525       19.90            177,494       710          70.89
                                         ________________________________________________________________________________________
  Total, Average or Weighted Average     1,620       $411,237,531      100.00%          $253,850       692          74.28%
                                         ____________________________________

                                                                              I-1

                                        Loan Purpose of the Mortgage Loans

                                                                                                                      Weighted
                                        Number of                         Percent of     Average      Weighted        Average
                                         Mortgage        Principal         Mortgage     Principal     Average      Loan-to-Value
Loan Purpose                              Loans           Balance            Loans       Balance    Credit Score       Ratio
________________________________________________________________________________________________________________________________
Purchase........................              656        $150,542,387       36.61%        $229,485      695          78.14%
Rate/Term Refinance.............              380          93,541,621       22.75          246,162      685          74.22
Equity Refinance................              584         167,153,523       40.65          286,222      693          70.83
                                            ____________________________________________________________________________________
  Total, Average or Weighted Average        1,620        $411,237,531      100.00%        $253,850      692          74.28%
                                            _____________________________________

                                  Mortgaged Property Types of the Mortgage Loans

                                         Number of                        Percent of     Average       Weighted    Weighted Average
                                          Mortgage        Principal        Mortgage     Principal      Average       Loan-to-Value
Property Type                              Loans           Balance          Loans        Balance     Credit Score        Ratio
___________________________________________________________________________________________________________________________________
Single-Family Detached............           1,064       $262,391,655       63.81%         $246,609      687          74.44%
Planned Unit Developments (detached)           247         73,074,411       17.77           295,848      697          76.42
Two-to-Four Family Units..........             146         39,389,491        9.58           269,791      707          69.42
Condo Low-Rise (less than 5 stories)            82         16,890,448        4.11           205,981      700          73.92
Planned Unit Developments (attached)            45         10,103,933        2.46           224,532      704          76.47
Townhouse.........................              22          4,884,627        1.19           222,029      668          70.27
Condo High-Rise (9 stories or more)              4          1,572,508        0.38           393,127      726          74.87
Condo Mid-Rise (5 to 8 stories)...               7          1,501,045        0.37           214,435      677          75.21
Cooperative Units.................               2          1,068,468        0.26           534,234      700          71.66
Condotel (9 or more stories)......               1            360,946        0.09           360,946      708          65.00
                                             ______________________________________________________________________________________
   Total, Average or Weighted Average        1,620       $411,237,531      100.00%         $253,850      692          74.28%
                                             ____________________________________

                                                         I-2

                                   Geographic Distribution of the Mortgage Loans

                                                                                                              Weighted
                                Number of                        Percent of     Average      Weighted         Average
                                 Mortgage        Principal        Mortgage     Principal      Average      Loan-to-Value
State                             Loans           Balance          Loans        Balance    Credit Score        Ratio
________________________________________________________________________________________________________________________
Alaska...................               4           $811,414        0.20%        $202,853       713          82.48%
Alabama..................              13          2,254,065        0.55          173,390       691          77.24
Arkansas.................               4            521,072        0.13          130,268       672          80.26
Arizona..................              33          8,442,583        2.05          255,836       689          75.91
California...............             187         80,781,903       19.64          431,989       702          71.02
Colorado.................              72         14,246,097        3.46          197,862       693          77.14
Connecticut..............              15          3,968,428        0.96          264,562       707          73.87
District of Columbia.....               6          2,150,299        0.52          358,383       688          71.43
Delaware.................               2            489,678        0.12          244,839       658          80.00
Florida..................             195         46,119,281       11.21          236,509       678          73.70
Georgia..................              69         15,578,849        3.79          225,780       668          77.94
Hawaii...................               4          1,398,535        0.34          349,634       721          72.63
Iowa.....................               2            180,281        0.04           90,141       593          78.27
Idaho....................              25          7,009,842        1.70          280,394       708          74.97
Illinois.................              38         11,490,556        2.79          302,383       702          72.61
Indiana..................              14          2,513,866        0.61          179,562       701          80.39
Kansas...................               7          1,070,481        0.26          152,926       715          82.07
Kentucky.................               3            254,212        0.06           84,737       649          77.84
Louisiana................              16          3,055,424        0.74          190,964       677          78.15
Massachusetts............              30          8,120,442        1.97          270,681       696          67.05
Maryland.................              55         14,748,421        3.59          268,153       689          74.80
Maine....................               4            635,432        0.15          158,858       715          77.51
Michigan.................              29          5,912,454        1.44          203,878       686          74.82
Minnesota................              44         12,062,682        2.93          274,152       666          77.84
Missouri.................              21          2,819,445        0.69          134,259       699          78.75
Mississippi..............               3            666,657        0.16          222,219       716          72.15
Montana..................               4            753,759        0.18          188,440       740          74.22
North Carolina...........              55         11,938,276        2.90          217,060       707          77.54
North Dakota.............               2            194,217        0.05           97,108       697          67.91
Nebraska.................               1            100,903        0.02          100,903       695          80.00
New Hampshire............               7          1,363,686        0.33          194,812       664          75.75
New Jersey...............              63         18,039,505        4.39          286,341       685          73.08
New Mexico...............              17          2,566,993        0.62          151,000       700          75.22
Nevada...................              13          3,686,561        0.90          283,582       683          70.41
New York.................              54         14,859,127        3.61          275,169       688          75.31
Ohio.....................              21          2,043,645        0.50           97,316       682          79.71
Oklahoma.................               6          1,196,064        0.29          199,344       721          80.00
Oregon...................              35          8,830,280        2.15          252,294       701          75.79
Pennsylvania.............              36          5,651,223        1.37          156,978       683          77.45
Rhode Island.............              11          2,441,837        0.59          221,985       674          72.84
South Carolina...........              30          6,351,649        1.54          211,722       703          72.48
South Dakota.............               2            180,520        0.04           90,260       670          80.00
Tennessee................              18          3,485,217        0.85          193,623       701          70.41
Texas....................             120         20,439,416        4.97          170,328       707          77.06
Utah.....................              39          8,588,986        2.09          220,230       669          76.61
Virginia.................              78         25,910,033        6.30          332,180       695          75.56
Washington...............              99         23,475,555        5.71          237,127       689          73.73
Wisconsin................              12          1,386,566        0.34          115,547       683          75.53
Wyoming..................               2            451,114        0.11          225,557       710          65.67
                                    ____________________________________________________________________________________
  Total, Average or Weighted
Average..................           1,620       $411,237,531      100.00%        $253,850       692          74.28%
                                    ____________________________________

      As of the  reference  date,  no more than 0.6% of the mortgage  loans were  secured by  mortgaged  properties located  in any one zip code  area in  Virginia  and no more  than  0.5% of the  mortgage  loans  were  secured  by mortgaged properties located in any one zip code area outside Virginia.

                                                         I-3

                                     Documentation Types of the Mortgage Loans

                                Number of                        Percent of       Average       Weighted     Weighted Average
                                 Mortgage        Principal        Mortgage       Principal       Average       Loan-to-Value
Documentation Type                Loans           Balance           Loans         Balance     Credit Score         Ratio
______________________________________________________________________________________________________________________________
Full/Alternate Documentation          425        $97,072,939       23.61%           $228,407       703          77.13%
Reduced Documentation.....            770        209,187,815       50.87             271,672       687          74.97
No Stated Income..........            199         52,578,874       12.79             264,215       680          72.14
No Income/No Asset
Verification..............            226         52,397,903       12.74             231,849       702          68.39
                                    __________________________________________________________________________________________
  Total, Average or
Weighted Average.............       1,620       $411,237,531      100.00%           $253,850       692          74.28%
                                    ____________________________________

      As of the  reference  date,  no more than 22.4% of such  reduced,  no stated  income and no  income/no  asset verification loan documentation mortgage loans were secured by mortgaged properties located in California.

      As of the  reference  date,  approximately  0.5%  of the  mortgage  loans  were  underwritten  pursuant  to a streamlined  refinancing  documentation  program,  which permits  mortgage loans to be refinanced with only limited verification or updating of  underwriting  information  obtained at the time that the refinanced  mortgage loan was underwritten.  See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                                         I-4

                                       Mortgage Rates of the Mortgage Loans

                                Number of                      Percent of      Average        Weighted     Weighted Average
                                Mortgage        Principal       Mortgage      Principal       Average        Loan-to-Value
Mortgage Rates (%)                Loans          Balance          Loans        Balance      Credit Score         Ratio
___________________________________________________________________________________________________________________________
5.750 - 5.874...........               4         $2,137,460         0.52%      $534,365        734             70.88%
5.875 - 5.999...........               2          1,647,416         0.40        823,708        719             80.00
6.000 - 6.124...........               7          3,015,537         0.73        430,791        722             76.98
6.125 - 6.249...........              23          9,747,388         2.37        423,799        720             68.66
6.250 - 6.374...........              45         16,557,515         4.03        367,945        733             68.48
6.375 - 6.499...........              91         30,963,396         7.53        340,257        699             71.33
6.500 - 6.624...........             164         46,182,446        11.23        281,600        708             69.94
6.625 - 6.749...........             224         58,752,900        14.29        262,290        704             74.48
6.750 - 6.874...........             278         69,056,860        16.79        248,406        691             73.36
6.875 - 6.999...........             252         58,630,111        14.26        232,659        680             76.39
7.000 - 7.124...........             132         28,886,330         7.02        218,836        674             76.54
7.125 - 7.249...........             115         29,539,513         7.18        256,865        673             75.36
7.250 - 7.374...........              83         18,969,778         4.61        228,552        672             78.50
7.375 - 7.499...........              32          7,187,249         1.75        224,602        690             77.85
7.500 - 7.624...........              52         12,203,787         2.97        234,688        665             78.43
7.625 - 7.749...........              30          4,613,886         1.12        153,796        673             81.45
7.750 - 7.874...........              24          3,515,248         0.85        146,469        697             78.87
7.875 - 7.999...........              34          5,284,922         1.29        155,439        662             80.08
8.000 - 8.124...........              12          1,779,602         0.43        148,300        680             80.69
8.125 - 8.249...........              14          2,237,208         0.54        159,801        654             80.97
8.250 - 8.374...........               1            155,932         0.04        155,932        613             78.00
8.625 - 8.749...........               1            173,048         0.04        173,048        650             75.00
                                   _________________________________________________________________________________________
  Total, Average or Weighted
Average.................           1,620       $411,237,531       100.00%        $253,850       692            74.28%
                                   _____________________________________

      As of the  reference  date,  the  weighted  average  mortgage  rate of the mortgage  loans was  approximately
6.7928% per annum.

                                                         I-5

                                 Net Mortgage Rates of the Discount Mortgage Loans

                                  Number of                       Percent of     Average      Weighted     Weighted Average
                                   Mortgage        Principal       Mortgage     Principal      Average       Loan-to-Value
Net Mortgage Rate (%)               Loans           Balance          Loans       Balance    Credit Score         Ratio
___________________________________________________________________________________________________________________________
5.470.......................              4         $2,137,460        0.52%      $534,365        734          70.88%
5.595.......................              2          1,647,416        0.40        823,708        719          80.00
5.720.......................              7          3,015,537        0.73        430,791        722          76.98
5.845.......................             23          9,747,388        2.37        423,799        720          68.66
5.970.......................             45         16,557,515        4.03        367,945        733          68.48
6.095.......................             91         31,141,523        7.57        342,215        699          71.57
6.210.......................              1            213,789        0.05        213,789        766          80.00
6.220.......................            163         45,935,446       11.17        281,813        708          69.94
                                     _____________________________________________________________________________________
  Total, Average or Weighted
Average.....................            336       $110,396,073       26.84%      $328,560        711          70.45%
                                     _____________________________________

      As of the reference date, the weighted average of the Discount  Fractions of the Discount  Mortgage Loans was
approximately 2.774281029%.

                                 Original Principal Balances of the Mortgage Loans

                                                                                                            Weighted
                                Number of                       Percent of    Average      Weighted         Average
Original Mortgage                Mortgage        Principal      Mortgage     Principal      Average      Loan-to-Value
 Loan Balance  ($)                Loans           Balance         Loans       Balance    Credit Score        Ratio
______________________________________________________________________________________________________________________
100,000 or less.............          205        $16,105,219        3.92%       $78,562       690             73.38%
100,001 to 200,000..........          614         91,765,854       22.31        149,456       683             74.90
200,001 to 300,000..........          362         89,062,617       21.66        246,029       681             75.48
300,001 to 400,000..........          177         60,945,287       14.82        344,324       688             75.02
400,001 to 500,000..........          113         50,886,422       12.37        450,322       689             73.14
500,001 to 600,000..........           67         36,491,836        8.87        544,654       692             76.04
600,001 to 700,000..........           31         19,914,426        4.84        642,401       704             75.37
700,001 to 800,000..........           21         15,767,878        3.83        750,851       727             69.49
800,001 to 900,000..........            8          6,519,507        1.59        814,938       758             68.50
900,001 to 1,000,000........           14         13,095,371        3.18        935,384       731             75.10
1,000,001 to 1,100,000......            1          1,030,000        0.25      1,030,000       761             50.00
1,100,001 to 1,200,000......            2          2,339,786        0.57      1,169,893       734             72.62
1,200,001 to 1,300,000......            3          3,776,442        0.92      1,258,814       727             66.65
1,700,001 to 1,800,000......            2          3,536,888        0.86      1,768,444       718             56.88
                                    __________________________________________________________________________________
  Total, Average or
Weighted Average.............       1,620       $411,237,531      100.00%      $253,850       692             74.28%
                                    ____________________________________

                                                         I-6

                                Original Loan-to-Value Ratios of the Mortgage Loans

                             Number of                       Percent of     Average          Weighted
Original                      Mortgage        Principal      Mortgage      Principal          Average
Loan-to-Value  Ratio (%)       Loans           Balance         Loans        Balance        Credit Score
_______________________________________________________________________________________________________
00.01 - 50.00.............          69        $17,318,613        4.21%      $250,994            714
50.01 - 55.00.............          47         12,423,879        3.02        264,338            733
55.01 - 60.00.............          54         14,768,655        3.59        273,494            703
60.01 - 65.00.............         106         33,075,654        8.04        312,034            710
65.01 - 70.00.............          99         28,537,303        6.94        288,256            694
70.01 - 75.00.............         222         49,880,098       12.13        224,685            692
75.01 - 80.00.............         960        244,102,788       59.36        254,274            685
80.01 - 85.00.............          16          3,781,341        0.92        236,334            681
85.01 - 90.00.............          34          4,948,472        1.20        145,543            691
90.01 - 95.00.............          11          1,957,421        0.48        177,947            718
95.01 - 100.00...........0           2            443,307        0.11        221,653            683
                                 ______________________________________________________________________
  Total, Average or
Weighted Average.......          1,620       $411,237,531      100.00%      $253,850            692
                                 ____________________________________

      As of the reference date, the weighted average  loan-to-value  ratio at origination of the mortgage loans was approximately 74.28%.

                                     Amortization Types of the Mortgage Loans

                            Number of                                        Average                       Weighted Average
                            Mortgage        Principal       Percent of      Principal    Weighted Average   Loan-to-Value
Amortization Type             Loans          Balance      Mortgage Loans     Balance       Credit Score         Ratio
___________________________________________________________________________________________________________________________
Fully Amortizing..........        950       $225,601,172       54.86%            $237,475       694          73.01%
Interest Only Period - 5
Years.....................          1            352,000        0.09              352,000       687          80.00
Interest Only Period - 10
Years.....................        669        185,284,359       45.06              276,957       689          75.82
                                ___________________________________________________________________________________________
   Total, Average or
Weighted Average.......         1,620       $411,237,531      100.00%            $253,850       692          74.28%
                                ____________________________________

                                  Property Valuation Types of the Mortgage Loans

                            Number of       Principal                        Average                       Weighted Average
                            Mortgage                        Percent of      Principal    Weighted Average   Loan-to-Value
Property Valuation Type       Loans          Balance      Mortgage Loans     Balance       Credit Score         Ratio
___________________________________________________________________________________________________________________________
Automated Valuation Model          84        $18,806,524         4.57%           $223,887       669          75.27%
Appraisal..............         1,536        392,431,007        95.43             255,489       693          74.23
                                ___________________________________________________________________________________________
   Total, Average or
Weighted Average.......         1,620       $411,237,531       100.00%           $253,850       692          74.28%
                                _____________________________________

                                                         I-7

Statement to Certificateholder

	Distribution Information			Deal Information

	1. Distribution Summary			Deal Name:	Residential Accredit Loans Inc, 2007-QS5

	2. Factor Summary			Asset Type:	Mortgage Asset-Backed Pass-Through Certificates

	3. Components Information	(Not Applicable)
				Closing Date:	03/29/2007
4. Interest Summary

				First Distribution Date:	04/25/2007

5. Other Income Detail
				Determination Date:	11/20/2007

	6. Interest Shortfalls, Compensation and Expenses			Distribution Date:	11/26/2007

Record Date:
	7. Prepayment Interest and Basis Risk/Net WAC Shortfall Amounts		(Not Applicable)
				Book-Entry:	11/21/2007

	8. Collateral Summary			Definitive:	10/31/2007

				Fixed BE:	10/31/2007
9. Repurchase Information

10. Loan Status Report (Delinquencies)
				Trustee:	Deutsche Bank Trust Company Americas
11. Deal Delinquencies (30 Day Buckets)

				Main Telephone:	714-247-6000
12. Loss Mitigation and Servicing Modifications

GMAC-RFC
13. Losses and Recoveries

				Bond Administrator:	Rona Hsu
14. Credit Enhancement Report

				Telephone:	818-260-1508
15. Distribution Percentages

				Pool(s) :	40511
	16. Overcollateralization Summary	(Not Applicable)

17. Excess Cash Flow, Overcollateralization Provisions and Derivative Amounts
(Not Applicable)

18. Performance Tests

	19. Lender Paid Mortgage Insurance	(Not Applicable)

20. Comments

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors			Page 1 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

1. Distribution Summary

Class	CUSIP		Original Face Value		Beginning Notional / Principal Balance	Pass - Through Rate	Principal Distribution	Interest Distribution	Total Distribution (3) + (4) = (5)	Principal Loss	Interest Loss	Deferred Interest	Ending Notional/ Principal Balance (1)-(3)-(6)+(8)=(9)

					(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)

A-1	74923JAA5	73,592,000.00		65,950,316.75		5.50000000	757,040.39	302,272.29	1,059,312.68	0.00	0.00	0.00	65,193,276.36

A-2	74923JAB3	100,000,000.00		96,952,061.82		5.39250000	80.21	435,678.33	435,758.54	0.00	0.00	0.00	96,951,981.61

A-3	74923JAC1	5,263,000.00		5,263,000.00		6.00000000	0.00	26,315.00	26,315.00	0.00	0.00	0.00	5,263,000.00

A-4	74923JAD9	49,574,000.00		49,574,000.00		5.75000000	0.00	237,542.08	237,542.08	0.00	0.00	0.00	49,574,000.00

A-5	74923JAE7	100,132,000.00		95,044,506.38		5.17249994	378,553.52	409,681.42	788,234.94	0.00	0.00	0.00	94,665,952.86

			1		1									1
A-6	74923JAF4	100,000,000.00		96,952,061.82		0.70750000	0.00	57,161.32	57,161.32	0.00	0.00	0.00	96,951,981.61

A-7	74923JAG2	1,667,000.00		1,616,190.87		0.00000000	1.34	0.00	1.34	0.00	0.00	0.00	1,616,189.53

			1		1									1
A-8	74923JAH0	100,132,000.00		95,044,506.38		1.82749996	0.00	144,744.86	144,744.86	0.00	0.00	0.00	94,665,952.86

A-9	74923JAJ6	23,006,000.00		22,304,791.34		5.42250000	18.45	100,789.78	100,808.23	0.00	0.00	0.00	22,304,772.89

			1		1									1
A-10	74923JAK3	23,006,000.00		22,304,791.34		0.57749996	0.00	10,734.18	10,734.18	0.00	0.00	0.00	22,304,772.89

A-11	74923JAL1	36,796,000.00		32,975,158.37		5.12250010	378,520.19	140,762.71	519,282.90	0.00	0.00	0.00	32,596,638.18

			1		1									1
A-12	74923JAM9	36,796,000.00		32,975,158.37		1.87749988	0.00	51,592.38	51,592.38	0.00	0.00	0.00	32,596,638.18

A-13	74923JAN7	10,498,000.00		10,498,000.00		5.75000000	0.00	50,302.92	50,302.92	0.00	0.00	0.00	10,498,000.00

			1		1									1
A-14	74923JAP2	2,503,000.00		2,503,000.00		6.00000000	0.00	12,515.00	12,515.00	0.00	0.00	0.00	2,503,000.00

A-P	74923JAQ0	3,184,813.57		3,066,487.78		0.00000000	2,811.30	0.00	2,811.30	0.00	0.00	0.00	3,063,676.48

			1		1									1
A-V	74923JAR8	432,705,069.47		412,139,813.74		0.27166793	0.00	93,304.31	93,304.31	0.00	0.00	0.00	410,608,638.41

R-I	74923JAS6	50.00		0.00		6.25000000	0.00	1.62	1.62	0.00	0.00	0.00	0.00

R-II	74923JAT4	50.00		0.00		6.25000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-1	74923JAU1	14,712,700.00		14,663,599.16		6.25000000	7,180.71	76,372.91	83,553.62	0.00	0.00	0.00	14,656,418.45

M-2	74923JAV9	4,543,400.00		4,528,237.27		6.25000000	2,217.47	23,584.57	25,802.04	0.00	0.00	0.00	4,526,019.80

M-3	74923JAW7	3,678,000.00		3,665,725.37		6.25000000	1,795.09	19,092.32	20,887.41	0.00	0.00	0.00	3,663,930.28

P	74923JAX5	100.00		0.00		0.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B-1	74923JAY3	2,379,900.00		2,371,957.54		6.25000000	1,161.54	12,353.95	13,515.49	0.00	0.00	0.00	2,370,796.00

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 2 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

B-2	74923JAZ0	1,947,200.00	1,940,701.59	6.25000000	950.35	10,107.82	11,058.17	0.00	0.00	0.00	1,939,751.24

B-3	74923JBA4	1,730,855.90	1,725,079.50	6.25000000	844.77	8,984.79	9,829.56	0.00	0.00	0.00	1,724,234.73

	Deal Totals	432,705,069.47	412,139,813.74		1,531,175.33	2,223,894.56	3,755,069.89	0.00	0.00	0.00	410,608,638.41

1.Notional Balance

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 3 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

2. Factor Summary
Amount /Original Amount per $1000 unit)

Class	CUSIP	Beginning Notional/ Principal Balance Factor	Principal Distribution Factor	Interest Distribution Factor	Total Distribution Factor	Deferred Interest Factor	Interest Shortfall Factor	Ending Notional/ Principal Balance Factor

A-1	74923JAA5	896.16149514	10.28699302	4.10740692	14.39439993	0.00000000	0.00000000	885.87450212

A-2	74923JAB3	969.52061820	0.00080210	4.35678330	4.35758540	0.00000000	0.00000000	969.51981610

A-3	74923JAC1	1,000.00000000	0.00000000	5.00000000	5.00000000	0.00000000	0.00000000	1,000.00000000

A-4	74923JAD9	1,000.00000000	0.00000000	4.79166660	4.79166660	0.00000000	0.00000000	1,000.00000000

A-5	74923JAE7	949.19213019	3.78054488	4.09141353	7.87195841	0.00000000	0.00000000	945.41158531

A-6	74923JAF4	969.52061820	0.00000000	0.57161320	0.57161320	0.00000000	0.00000000	969.51981610

A-7	74923JAG2	969.52061788	0.00080384	0.00000000	0.00080384	0.00000000	0.00000000	969.51981404

A-8	74923JAH0	949.19213019	0.00000000	1.44554049	1.44554049	0.00000000	0.00000000	945.41158531

A-9	74923JAJ6	969.52061810	0.00080196	4.38102147	4.38182344	0.00000000	0.00000000	969.51981613

A-10	74923JAK3	969.52061810	0.00000000	0.46658176	0.46658176	0.00000000	0.00000000	969.51981613

A-11	74923JAL1	896.16149500	10.28699288	3.82548946	14.11248234	0.00000000	0.00000000	885.87450212

A-12	74923JAM9	896.16149500	0.00000000	1.40211925	1.40211925	0.00000000	0.00000000	885.87450212

A-13	74923JAN7	1,000.00000000	0.00000000	4.79166698	4.79166698	0.00000000	0.00000000	1,000.00000000

A-14	74923JAP2	1,000.00000000	0.00000000	5.00000000	5.00000000	0.00000000	0.00000000	1,000.00000000

A-P	74923JAQ0	962.84687081	0.88272043	0.00000000	0.88272043	0.00000000	0.00000000	961.96415039

A-V	74923JAR8	952.47281074	0.00000000	0.21563027	0.21563027	0.00000000	0.00000000	948.93419879

R-I	74923JAS6	0.00000000	0.00000000	32.40000000	32.40000000	0.00000000	0.00000000	0.00000000

R-II	74923JAT4	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

M-1	74923JAU1	996.66269006	0.48806201	5.19095135	5.67901337	0.00000000	0.00000000	996.17462804

M-2	74923JAV9	996.66269094	0.48806400	5.19095171	5.67901572	0.00000000	0.00000000	996.17462693

M-3	74923JAW7	996.66268896	0.48806145	5.19095160	5.67901305	0.00000000	0.00000000	996.17462751

P	74923JAX5	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

B-1	74923JAY3	996.66269171	0.48806252	5.19095340	5.67901593	0.00000000	0.00000000	996.17462919

B-2	74923JAZ0	996.66269002	0.48805978	5.19095111	5.67901089	0.00000000	0.00000000	996.17463024

B-3	74923JBA4	996.66269156	0.48806489	5.19095206	5.67901695	0.00000000	0.00000000	996.17462667

Deal Factor :	94.89341988%

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 4 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

4. Interest Summary
The following section only reports information for classes that have accrued interest for this distribution.

Class	Accrual Period		Accrual Methodology	Beginning Notional/Principal Balance		Pass- Through Rate	Optimal Interest	Interest Loss	Deferred Interest	Interest Shortfall Amount	Other Income	Interest Distribution (1)-(2)-(3)- (4)+(5)=(6)	Accrued Certificate Interest Remaining Unpaid

	Start	End					(1)	(2)	(3)	(4)	(5)	(6)
A-1	10/01/2007	10/31/2007	30/360	65,950,316.75		5.50000000	302,272.29	0.00	0.00	0.00	0.00	302,272.29	0.00

A-2	10/25/2007	11/24/2007	30/360	96,952,061.82		5.39250000	435,678.33	0.00	0.00	0.00	0.00	435,678.33	0.00

A-3	10/01/2007	10/31/2007	30/360	5,263,000.00		6.00000000	26,315.00	0.00	0.00	0.00	0.00	26,315.00	0.00

A-4	10/01/2007	10/31/2007	30/360	49,574,000.00		5.75000000	237,542.08	0.00	0.00	0.00	0.00	237,542.08	0.00

A-5	10/25/2007	11/24/2007	30/360	95,044,506.38		5.17249994	409,681.42	0.00	0.00	0.00	0.00	409,681.42	0.00

A-6	10/25/2007	11/24/2007	30/360	96,952,061.82	1	0.70750000	57,161.32	0.00	0.00	0.00	0.00	57,161.32	0.00

A-8	10/25/2007	11/24/2007	30/360	95,044,506.38	1	1.82749996	144,744.86	0.00	0.00	0.00	0.00	144,744.86	0.00

A-9	10/25/2007	11/24/2007	30/360	22,304,791.34		5.42250000	100,789.78	0.00	0.00	0.00	0.00	100,789.78	0.00

A-10	10/25/2007	11/24/2007	30/360	22,304,791.34	1	0.57749996	10,734.18	0.00	0.00	0.00	0.00	10,734.18	0.00

A-11	10/25/2007	11/24/2007	30/360	32,975,158.37		5.12250010	140,762.71	0.00	0.00	0.00	0.00	140,762.71	0.00

A-12	10/25/2007	11/24/2007	30/360	32,975,158.37	1	1.87749988	51,592.38	0.00	0.00	0.00	0.00	51,592.38	0.00

A-13	10/01/2007	10/31/2007	30/360	10,498,000.00		5.75000000	50,302.92	0.00	0.00	0.00	0.00	50,302.92	0.00

A-14	10/01/2007	10/31/2007	30/360	2,503,000.00	1	6.00000000	12,515.00	0.00	0.00	0.00	0.00	12,515.00	0.00

A-V	10/01/2007	10/31/2007	30/360	412,139,813.74	1	0.27166793	93,304.31	0.00	0.00	0.00	0.00	93,304.31	0.00

R-I	10/01/2007	10/31/2007	30/360	0.00		6.25000000	0.00	0.00	0.00	0.00	0.00	1.62	0.00

M-1	10/01/2007	10/31/2007	30/360	14,663,599.16		6.25000000	76,372.91	0.00	0.00	0.00	0.00	76,372.91	0.00

M-2	10/01/2007	10/31/2007	30/360	4,528,237.27		6.25000000	23,584.57	0.00	0.00	0.00	0.00	23,584.57	0.00

M-3	10/01/2007	10/31/2007	30/360	3,665,725.37		6.25000000	19,092.32	0.00	0.00	0.00	0.00	19,092.32	0.00

B-1	10/01/2007	10/31/2007	30/360	2,371,957.54		6.25000000	12,353.95	0.00	0.00	0.00	0.00	12,353.95	0.00

B-2	10/01/2007	10/31/2007	30/360	1,940,701.59		6.25000000	10,107.82	0.00	0.00	0.00	0.00	10,107.82	0.00

B-3	10/01/2007	10/31/2007	30/360	1,725,079.50		6.25000000	8,984.79	0.00	0.00	0.00	0.00	8,984.79	0.00

Deal Totals				407,457,135.09			2,223,892.94	0.00	0.00	0.00	0.00	2,223,894.56	0.00

1.Notional Balance

Current Index Rates

Index Type	Rate	Classes

BTLIB TEL 25 -2BD	4.87250000	A-2, A-5, A-6, A-9, A-11, A-12, A-10, A-8

Excess interest payment $1.62 release to class R-I

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 5 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

5. Other Income Detail

Class	Prepayment Charges

P
0.00

Deal Totals	0.00

6. Interest Shortfalls, Compensation and Expenses

	Current Prepayment Interest Shortfall Amount	Compensating Interest	Net Prepayment Interest Shortfall Amount (1) - (2)=(3)	Civil Relief Act	Civil Relief Act	Compensation		Advances		Allowable Expenses per	Non - Recoverable Advances

	(1)	(2)	(3)			Subservicer	Master	Subservicer	Master

Deal Totals	1,400.04	1,400.04	0.00	0	0.00	86,277.69	22,147.80	146,049.35	0.00	0.00	0.00

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 6 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

8. Collateral Summary

A. Loan Count and Balances

			Original Loan Count/ Scheduled Principal Balance	Beginning Loan Count/ Scheduled Principal Balance		Scheduled Principal	Curtailments	Payoffs	Matured Loans	Repurchases	Beginning Aggregate Scheduled Principal Balance of Liquidations/ Charge-offs	Ending Loan Count/Scheduled Principal Balance

Deal Totals	Count		1,696		1,624	N/A	289	6	0	0	0	1,618

	Balance/Amount		432,705,069.47	412,139,813.74		202,174.09	124,959.74	1,204,041.50	N/A	0.00	0.00	410,608,638.41

B. Weighted Averages

	Beginning Weighted Average Gross Mortgage Rate	Ending Weighted Average Gross Mortgage Rate	Ending Weighted Average Remaining Amortization Term	Ending Weighted Average Months to Maturity	Beginning Weighted Average Net Mortgage	Ending Weighted Average Net Mortgage	Beginning Weighted Average Unmodified Net Mortgage	Net Weighted Average Cap Rate	Weighted Average Net Rate

Deal Totals
	6.79291182	6.79239730	352.96	350.36	6.47516375	6.47467203	6.47516375	N/A	N/A

C. Constant Prepayment Rate

	1 Month CPR		3 Month CPR	6 Month CPR		12 Month CPR		Life CPR

Deal Totals	3.80%		5.13%	7.25%				7.03%

9. Repurchases

		Breaches Of Representations	ARM Conversions	Optional Repurchases of Defaulted Loans	Others	Total (1)+(2)+(3)+(4)=(5)
		(1)	(2)	(3)	(4)	(5)

	Count	0	0	0	0	0
Deal Totals

	Scheduled Balance	0.00	0.00	0.00	0.00	0.00

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 7 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

10. Loan Status Report
			Delinquency Calculation Method: Mortgage Bankers Association

	Current / Delinquent		Bankruptcy		Foreclosure		REO				Total
Deal Totals

	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Actual Balance	Count	Scheduled Balance

Current	1,521	385,675,206.08	1	235,894.97	0	0.00	0	0.00	0.00	1,522	385,911,101.05

30 days	43	9,720,270.41	0	0.00	0	0.00	0	0.00	0.00	43	9,720,270.41

60 days	14	3,910,021.67	0	0.00	0	0.00	0	0.00	0.00	14	3,910,021.67

90 days	14	4,028,388.24	0	0.00	0	0.00	0	0.00	0.00	14	4,028,388.24

120 days	9	2,616,132.26	0	0.00	0	0.00	0	0.00	0.00	9	2,616,132.26

150 days	3	432,013.55	0	0.00	2	381,334.30	0	0.00	0.00	5	813,347.85

180 days	1	773,500.00	0	0.00	1	213,179.52	0	0.00	0.00	2	986,679.52

181+ days	0	0.00	0	0.00	9	2,622,697.41	0	0.00	0.00	9	2,622,697.41

Total	1,605	407,155,532.21	1	235,894.97	12	3,217,211.23	0	0.00	0.00	1,618	410,608,638.41

Current	94.00%	93.93%	0.06%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%	94.07%	93.99%

30 days	2.66%	2.37%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.66%	2.37%

60 days	0.87%	0.95%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.87%	0.95%

90 days	0.87%	0.98%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.87%	0.98%

120 days	0.56%	0.64%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.56%	0.64%

150 days	0.19%	0.11%	0.00%	0.00%	0.12%	0.09%	0.00%	0.00%	0.00%	0.31%	0.20%

180 days	0.06%	0.19%	0.00%	0.00%	0.06%	0.05%	0.00%	0.00%	0.00%	0.12%	0.24%

181+ days	0.00%	0.00%	0.00%	0.00%	0.56%	0.64%	0.00%	0.00%	0.00%	0.56%	0.64%

Total	99.20%	99.16%	0.06%	0.06%	0.74%	0.78%	0.00%	0.00%	0.00%	100.00%	100.00%

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 8 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

11. Delinquency Data

	Totals			Totals			Totals			Totals			Totals
	Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance

	43	9,720,270.41		0	0.00		0	0.00		0	0.00		0	0.00
1 Month			13 Months			25 Months			37 Months			49 Months

	2.66%	2.37%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	14	3,910,021.67		0	0.00		0	0.00		0	0.00		0	0.00
2 Months			14 Months			26 Months			38 Months			50 Months

	0.87%	0.95%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	14	4,028,388.24		0	0.00		0	0.00		0	0.00		0	0.00
3 Months			15 Months			27 Months			39 Months			51 Months

	0.87%	0.98%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	9	2,616,132.26		0	0.00		0	0.00		0	0.00		0	0.00
4 Months			16 Months			28 Months			40 Months			52 Months

	0.56%	0.64%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	5	813,347.85		0	0.00		0	0.00		0	0.00		0	0.00
5 Months			17 Months			29 Months			41 Months			53 Months

	0.31%	0.20%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	2	986,679.52		0	0.00		0	0.00		0	0.00		0	0.00
6 Months			18 Months			30 Months			42 Months			54 Months

	0.12%	0.24%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	7	2,414,952.66		0	0.00		0	0.00		0	0.00		0	0.00
7 Months			19 Months			31 Months			43 Months			55 Months

	0.43%	0.59%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

										0	0.00
	2	207,744.75		0	0.00		0	0.00					0	0.00

8 Months			20 Months			32 Months			44 Months			56 Months

	0.12%	0.05%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	0	0.00		0	0.00		0	0.00		0	0.00		0	0.00
9 Months			21 Months			33 Months			45 Months			57 Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	0	0.00		0	0.00		0	0.00		0	0.00		0	0.00
10 Months			22 Months			34 Months			46 Months			58 Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

								0.00			0.00
	0	0.00		0	0.00		0			0			0	0.00

11 Months			23 Months			35 Months			47 Months			59 Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	0	0.00		0	0.00		0	0.00		0	0.00		0	0.00
12 Months			24 Months			36 Months			48 Months			60+ Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 9 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

12. Loss Mitigation and Servicing Modifications

		Current		1 Payment		2 Payments		3+ Payments		Foreclosure		REO		Total

	Modification Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance

	Capitalizations	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

Deal Totals
	Other
		0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

			Payoffs							Repurchases				Liquidations					Total

		Current Month				Cumulative				Current Month		Cumulative		Current Month		Cumulative			Current Month		Cumulative
Modification Type

		Count		Scheduled Balance		Count	Scheduled Balance		Count		Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count		Scheduled Balance	Count	Scheduled Balance

Deal Totals	Capitalizations		0	0.00		0		0.00		0	0.00	0	0.00	0	0.00	0	0.00	0		0.00	0		0.00

	Other Modifications

		0	0.00		0		0.00		0	0.00	0	0.00	0	0.00	0		0.00	0	0.00	0		0.00

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 10 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

13. Losses and Recoveries
A. Current Cycle Realized Losses

	Current Period Realized Losses	Liquidations	Charge-Offs	Servicing Modifications	Bankruptcy Losses	Total

	Loss Count	0	0	0	0	0

	Beginning Aggregate Scheduled Balance	0.00	0.00	0.00	0.00	0.00
Deal Totals

	Principal Portion of Loss	0.00	0.00	0.00	0.00	0.00

	Interest Portion of Loss	0.00	0.00	0.00	0.00	0.00

	Total Realized Loss	0.00	0.00	0.00	0.00	0.00

B. Cumulative Realized Losses

	Cumulative Realized Losses	Liquidations	Charge-Offs	Servicing Modifications	Bankruptcy Losses	Total

Deal Totals	Loss Count	0	0	0	0	0

	Total Realized Loss	0.00	0.00	0.00	0.00	0.00

C. Subsequent Recoveries

	Subsequent Recoveries	Current Period		Cumulative

	Subsequent Recoveries Count		0	0

	Subsequent Recoveries		0.00	0.00
Deal Totals

	Net Loss 1		0.00	0.00

	Net Loss % 2		0.00%	0.00%

1 Total Realized Loss less Subsequent Recoveries
2 Net Loss % of Original Balance

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 11 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

D. Default Percentages

Default Loss Percentage	1 Month	3 Months	6 Months	12 Months	Life of Deal

Monthly Default Rate	0.00%	0.00%	0.00%		0.00%

Constant Default Rate	0.00%	0.00%	0.00%		0.00%

1-Month MDR (Current Month) = SUM(Beginning Scheduled balances of liquidating loans) / [SUM(Beginning Scheduled loan balances)- SUM(Scheduled Principal payments)]
m-Month = 3, 6, 12, months or the life of deal to date
m-Month MDR(over m months in period where n is current month)= 1-[(1-MDRn-m+1) * (1-MDRn-m+2) *.* (1-MDR n-1) * (1-MDRn)]^(1/m)
CDRm = 1- [(1- MDRm)^12],where m is number of months in period

E. Special Hazard, Fraud Loss, and Bankruptcy

	Special Hazard Amount	Fraud Loss Amount	Bankruptcy Amount

Deal Totals	4,327,051.00	12,981,152.00	160,089.00

14. Credit Enhancement Report

Reserve Accounts
			DEPOSITS		WITHDRAWALS

							Ending Balance

Description	Source	Beginning Balance	Investment Earnings	Other Deposits	Draws	Releases

CLASS A-2 Class A-2 Yield Maintenance Reserve F	Bear, Stearns & Co., Inc.	0.00	0.00	0.00	0.00	0.00	0.00

CLASS A-9 Class A-9 Yield Maintenance Reserve F	Bear, Stearns & Co., Inc.	0.00	0.00	0.00	0.00	0.00	0.00

CLASS P Class P Reserve Account		0.00	0.00	0.00	0.00	0.00	0.00

Hedge Agreements

Description	Provider	Termination Date		Amount Received From Provider		Amount Paid to Provider

CLASS A-2 Class A-2 Yield Maintenance Agreement		Bear, Stearns & Co., Inc.	08/25/2013	0.00		0.00

CLASS A-9 Class A-9 Yield Maintenance Agreement		Bear, Stearns & Co., Inc.	08/25/2011	0.00		0.00

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 12 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

15. Distribution Percentages

	Beginning Current Super	Beginning Current	Beginning Current	Beginning Current Senior

	0.00000000%	0.00000000%	92.93640074%	100.00000000%

	Ending Percentage

M-1	3.58458942%

M-2	1.10695002%

M-3	0.89610472%

Class M Total:	5.58764416%

P	0.00000000%

B-1	0.57983677%

B-2	0.47441411%

B-3	0.42170423%

Class B Total:	1.47595511%

Ending Percentage uses Beginning Certificate Principal Balance

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 13 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

18. Performance Tests

Current Distribution Date >= Target Distribution

Current Distribution Date >= Target Distribution Date	False

Current Senior Pct > Initial Senior Percent

Current Senior Percentage > Original Senior Percentage	False

60+ Dlq Avg Loan Balance / Subordinate Balance

Dlq Average Loan Balance / Class M and B balance Test	True

60+ Dlq Avg Loan Balance <= 2% of Pool Balance

Dlq Average Loan Balance Test	False

Sub Balance Test OR 2% Delinquency Test

Dlq Balance Test	True

Aggregate Realized Loss Pct < Scheduled Loss Pct

Aggregate Realized Loss Test	True

Sr. Accel. % Trigger - 1st Trigger Event

1st Senior Accelerated Stepdown Test	True

60+ Dlq Avg Loan Balance <= 4% of Avg Pool Balance

2nd 60+ Delinquent Average Loan Balance Test	True

Aggregate Realized Loss Pct < Scheduled Loss Pct

Aggregate Realized Loss Percentage < 2nd Scheduled Loss Percentage	True

Sr. Accel. % Trigger - 2nd Trigger Event

2nd Senior Accelerated Stepdown Test	True

60+ Delinq Balance OR Aggregate Loss Test

1st or 2nd Sr. Accel Stepdown Test	True

Senior Accelerated Stepdown Date and Trigger Event

Senior Accelerated Stepdown Trigger in effect?	False

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 14 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS5

November 26, 2007

B-1, B-2, B-3 BegBal/PoolBal

Class B-1 Prepayment Distribution Trigger	False

Class B-2 Prepayment Distribution Trigger	False

Class B-3 Prepayment Distribution Trigger	False

Class M-2 Prepayment Distribution Trigger	False

Class M-3 Prepayment Distribution Trigger	False

20. Comments

Comments:	The Determination Date for the 11/26/2007 Distribution is 11/21/2007 Credit Support Depletion Date has not occured

ERISA Text:	Each beneficial owner of any Certificate (or any interest therein) which provides credit enhancement for any other Certificate and is available in book-entry form, including any such

Class M Certificate, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either: a) it is not an employee benefit or other plan subject to the prohibited transaction provision of the Employee Retirement Income Security Act of 1974, as amended('ERISA'), or Section 4975 of the Internal Revenue
Code of 1986, as amended (a 'Plan'), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of purchasing any Certificate with 'plan assets' of any Plan; or b) (i) the transferee is an insurance company, (ii) the source of funds to be used by it to purchase the Certificates is an
'insurance company general account' (within the meaning of Department of Labor Prohibited Transaction Class Exemption ('PTCE') 95-60), and (iii) the conditions set forth in
Section I and III of PTCE 95-60 have been satisfied. Any purported beneficial owner of any such book-entry Certificate (or interest therein) to whom either (a) or (b) above does not apply shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claim, cost or expenses incurred by such parties as a result of its acquisition or holding of such Certificate.

11/26/2007	3:34:45PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 15 of 15

Statement To Certificateholder

Residential Accredit Loans, Inc. 2007-QS5

November 26, 2007

Cash Flow Received and Uses of Funds

Cash Flow Received	Amount

Principal and Interest Payments	3,775,817.07
Prepayment Premium	0.00
Liquidation and Insurance Proceeds	0.00
Subsequent Recoveries	0.00
Repurchase Proceeds	0.00
Other Deposits/Adjustments (including Derivative Payment)	1,400.04
Total Deposits	3,777,217.11

Uses of Funds	Amount

Transfer to Certificate Account	3,755,069.89
Reimbursed Advances and Expenses	0.00
Master Servicing Compensation	22,147.80
Derivative Payment	0.00
Total Withdrawals	3,777,217.69

Ending Balance	0.00

GMAC-RFC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Appendix A